Exhibit 10.30


                    SETTLEMENT AGREEMENT AND GENERAL RELEASE


     THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (hereinafter referred to as the "Agreement and Release") is dated and made effective as fully executed on October 5, 2005 (hereinafter referred to as the "Execution Date"), by and between Savoy Resources Corp., a Colorado corporation (hereinafter referred to as "Savoy"), with its executive offices located at 18826 Pagentry Place, Monument, Colorado 80132, and Thomas J. Deutsch Law Corporation, a British Columbia corporation (hereinafter referred to as "Deutsch Law"), whose address for notice and delivery is located at 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada V6E 4N7, sets forth the terms and conditions of the settlement of their disputes.

                                    RECITALS:

     WHEREAS, the parties have reached agreement as to a full and final settlement of their disputes to their mutual satisfaction as set forth in this Agreement and Release; and

     WHEREAS, Savoy is a development stage company with stock traded on the OTC Bulletin Board under the symbol "SVYR"; and

     WHEREAS, Devlin Jensen, Barristers & Solicitors, an association of law corporations with its business office located at Suite 2550, 555 West Hastings Street, Vancouver, British Columbia, Canada V6B 4N5 ("Devlin Jensen"), with which Deutsch Law, a law corporation itself, was in association as a previous principal owner thereof, performed certain legal services and incurred certain expenses on behalf of Savoy and Societe Siranna S.A.R.L (hereinafter referred to as "Siranna"), a subsidiary of Savoy, during the period from December 2003 through October 2004; and

     WHEREAS, Devlin Jensen billed Savoy and Siranna for said legal services and expenses, which are summarized in Devlin Jensen's most recent Statement of Account to Savoy dated June 1, 2005 (hereinafter referred to as the "Statement of Account"); and

     WHEREAS, the charges (hereinafter referred to as the "Charges") on the Statement of Account equaled $98,382.20 (Canadian), including interest in the amount of $12,354.94 (Canadian); and

     WHEREAS, as a consequence of Deutsch Law leaving the association of Devlin Jensen, effective on April 1, 2005, Devlin Jensen assigned to Deutsch Law its right to receive payment for the Charges and for all legal services performed and expenses previously incurred by Devlin Jensen on behalf of and at the instruction of each of Savoy and Siranna; and

     WHEREAS, Deutsch Law has made demand upon Savoy for payment of the Charges; and

     WHEREAS, it is the intent of Savoy and Deutsch Law to resolve this dispute respecting the Charges based upon the terms and conditions as set forth below;


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     NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Release of Savoy. Deutsch Law does hereby release, remise, acquit and forever discharge Savoy and its affiliates, predecessors, successors and assigns, and any of their past or present officers, directors, trustees, partners, attorneys, agents, administrators, employees or assigns, and each of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys fees and costs) (collectively, "claims") of any nature whatsoever, known or unknown, whether in law or equity, including claims arising under the United States and/or Colorado Constitutions, the common law and/or claims arising out of alleged violations of any federal, state, local or other governmental statutes, regulations or ordinances, which they may have against each other, from the beginning of the world until the Execution Date of this Agreement and Release. Notwithstanding anything above to the contrary contained herein, this paragraph shall not bar claims arising out of breach of this Agreement and Release.

     2. Release of Deutsch Law. Savoy does hereby release, remise, acquit and forever discharge Deutsch Law, and its affiliates, predecessors, successors and assigns, and any of their past or present officers, directors, trustees, partners, attorneys, agents, administrators, employees, or assigns, and each of them, from any and all claims of any nature whatsoever, known or unknown, whether in law or equity, including claims arising under the United States and/or Colorado Constitutions, the common law and/or claims arising out of alleged violations of any federal, state, local or other governmental statutes, regulations or ordinances, which they may have against each other, from the beginning of the world until the Execution Date of this Agreement and Release. Notwithstanding anything above to the contrary contained herein, this paragraph shall not bar claims arising out of breach of this Agreement and Release.

     3. Compensation to Deutsch Law. Savoy, as consideration for past services, expenses and a release of all claims, hereby agrees:

          (a) to issue from treasury effective on the Execution Date and to register in the name of Deutsch Law an aggregate of 220,000 shares of its restricted common stock, no par value per share (hereinafter collectively referred to as the "Shares"); and

          (b) to pay to Deutsch Law an aggregate of US$21,600 in cash at the following times:

               (i) an initial cash payment of US$5,400 on the Execution Date of this Agreement and Release; and

               (ii) as to the balance by way of the further payment of US$5,400 on the first day of each succeeding month thereafter commencing on November 1, 2005, to the aggregate of US $21,600.


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Delivery of the Shares (in two certificates of equal denomination) shall be to
Deutsch Law at the address set forth above for Deutsch Law and delivery of the cash shall be by way of cashier's check, bank draft or money order sent to the address set forth above for Deutsch Law in increments of US$5,400 payable to Deutsch Law on the Execution Date of this Agreement and Release and on the first day of each succeeding month thereafter commencing on November 1, 2005.

     4. Option to Purchase One-Half of the Shares. Savoy, or its designee, as set forth in writing and provided to Deutsch Law at the address set forth above, shall have the option (the "Option") to purchase one-half (1/2) of the Shares from Deutsch Law at an exercise price of $0.23 per Share; which Option shall only be exercisable by way of written exercise notice delivered to Deutsch Law at the address set forth above for Deutsch Law together with a cashier's check, bank draft or money order representing the entire Option purchase price for all such one-half of the Shares on or prior to the expiration of a period of six months from the Execution Date of this Agreement and Release.

     5. Common Stock.

     A. Exemption. Deutsch Law shall be compensated in par t with 220,000 restricted Shares; the offer of which common stock is being made in an offshore transaction in reliance upon the provisions of Regulation S promulgated under the United States Securities Act of 1933 as amended (the "Securities Act"), and in reliance on such other exemption from the registration requirements of the Securities Act as may be available to Savoy and Deutsch.

     B. Purchase Entirely for Own Account. This Agreement and Release is made in reliance upon Deutsch Law's representation to Savoy, which by Deutsch Law's execution of this Agreement and Release Deutsch Law hereby confirms, that, subject to the terms of the within Option, the Shares are being acquired for investment purposes for Deutsch Law's own account and not with a view to resale or distribution of any part thereof except in accordance with applicable federal and state securities laws.

     C. Receipt of Information. Deutsch Law has received or has access to all information on Savoy set forth and referenced in reports filed by Savoy with the United States Securities and Exchange Commission. Furthermore, Deutsch Law has received all information necessary for it to make an informed investment decision under this Agreement and Release.

     D. Investment Experience. Deutsch Law represents that it is experienced in evaluating and investing in restricted securities and in companies similar to Savoy and acknowledges that it can fend for itself; can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment.

     E. Restricted Securities. Deutsch Law understands that the Shares issued hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, Deutsch Law is aware that the Shares may not be sold under Rule 144 unless all of the conditions of that rule have been met. At all times Savoy hereby agrees to be cooperative with Deutsch law in assisting it, in a reasonable manner, in its future application(s), if any, to resell any such Shares in accordance with either Rule 144(e) or Rule 144(k) promulgated under the Securities Act.


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     5. Compensation to Savoy. With the within acknowledgement that all Savoy and by Devlin Jensen are still in the possession of Devlin Jensen, upon further written request by Savoy addressed to each of Deutsch Law and Devlin Jensen, Deutsch Law will use its reasonable commercial efforts in requesting that Devlin Jensen make all of its files for Savoy available for pick up by Savoy in a reasonably prompt manner thereafter.

     6. Compliance with Law. Deutsch Law hereby represents that it will comply with all applicable federal and state securities laws in connection with its acquisition of 220,000 Shares of Savoy in accordance with the provisions of paragraph 3. above.

     7. Short Sales. Deutsch Law and its affiliates have not engaged, and will not for a period of one year after the Execution Date hereof under any circumstances, engage, either directly or indirectly, in any short sales of Savoy's common stock. Deutsch Law shall not direct any third parties to engage, either directly or indirectly, in short sales of Savoy's common stock during that one year period.

     8. Indemnification. Each party agrees to indemnify and hold the other party harmless from and against any liability, loss, cost, expense or damage caused by reason of any breach, neglect, default or material misrepresentation or omission of it or any of its agents, employees or other representatives arising out of the failure to perform its duties or obligations under this Agreement and Release, specifically including the representations in paragraphs 8, 9, 10 and
11. Nothing herein is intended to nor shall it relieve either party from liability from its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

     9. Representations and Warranties. Each of Savoy and Deutsch Law hereby represents, covenants and warrants to the other party as follows:

     A. Authorization. The parties and their signatories herein have full power and authority to enter into this Agreement and Release and to carry out the transactions contemplated hereby.

     B. No Violation. Neither the execution nor delivery of this Agreement and Release nor the consummation of the transactions contemplated hereby will violate any provision of its charter or bylaws or violate any term or applicable law, rule or regulation.

     C. Litigation. There is no undisclosed action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best of its knowledge, threatened against it or that questions or challenges the validity of this Agreement and Release or the subject matter hereof.

     D. Consents. No consent of any person, other than the signatories hereto, is necessary for the execution, delivery and consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local.

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     E. Reliance. Each party has and will rely upon the documents, instruments and written information furnished to it by the other party's officers, employees and representatives.

     F. Accuracy. All representations, warranties and statements provided by the parties are true, complete and accurate in all material respects.

     G. Assignment of Claim. Devlin Jensen has assigned to Deutsch Law its right to receive payment for the Charges and for all legal services performed and costs incurred by Deutsch Law or Devlin Jensen on behalf of Savoy and Siranna.

     10. Successors and Assigns. This Agreement and Release is binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns.

     11. Failure to Enforce. The failure of either party to enforce any provision of this Agreement and Release shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement and Release.

     12. Agreement and Release Governed by Colorado Law. This Agreement and Release is entered into in the State of Colorado, and the laws of the State of Colorado shall apply in any dispute concerning its meaning and application. Any action or proceeding relating to this Agreement and Release shall be commenced in a state or federal court that has subject matter and personal jurisdiction over the matter and that is located in the County of El Paso in the State of Colorado.

     13. Entire Agreement and Release. This Agreement and Release constitutes the complete understanding between the parties and supersedes any and all other agreements, understandings and discussions, whether written or oral, between the parties. This Agreement and Release may not be altered, and no other promises or agreement between the parties shall be binding, unless in writing and signed by the party to be charged.

     14. Counterparts and Facsimile Signatures. This Agreement and Release may be executed in any number of counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. In addition, facsimile signatures on any counterpart hereof shall be treated as original signatures hereto.

Dated:  As mutually executed effective on this 5th day of October, 2005

SAVOY RESOURCES CORP.                         THOMAS J. DEUTSCH LAW CORPORATION



By: /s/ Arthur Johnson                        By: /s/ Thomas J. Deutsch
    -------------------------------------         ------------------------------
    Arthur  Johnson,  President and Chief         Thomas J. Deutsch, President
    Executive Officer




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